August 12, 2008

Dave Packer

Re: Separation Agreement

Dear Dave,

As we have discussed, your employment will be terminating. This letter sets forth the terms of the separation agreement (the “Agreement”) that Company is offering to you to aid in your employment transition.

1. Separation. Your last day of work with the Company and your employment termination date will be August 15, 2008 (the “Separation Date”). From now until the Separation Date, you will remain employed during a transition period in order to assist the Company with the orderly transition of your work responsibilities and pending projects. During this time, you will be required to continue to abide by the Company’s regular policies and procedures, you will be expected to continue to work diligently and on a full-time basis, and you will be paid your regular base salary. In the event that you fail to meet these obligations, or engage in any other misconduct, the Company may accelerate the Separation Date.

a. If you resign, or Borland terminates your employment for cause (as defined below), before the Separation Date, you will not be eligible for any portion of the Severance Package (as defined herein). (You will, however, remain eligible for the Severance Package if Borland terminates your employment without cause prior to the Separation Date.)

b. For purposes of this agreement, “cause” shall mean termination of your employment with Borland for any of the following reasons: (i) theft, embezzlement, misconduct, misappropriation of funds or property, or fraud against or with respect to the business of Borland; (ii) breach by you of any material term of any agreement between you and Borland; (iii) your conviction of any crime that impairs your performance of duties for Borland; (iv) as a result of your reckless or willful misconduct, you commit any act that causes material injury to the financial condition or business reputation of Borland, or you knowingly fail to take reasonable and appropriate actions to prevent the same; or (v) after written notice to you, and a reasonable opportunity to correct, you fail to satisfactorily perform your job duties, or otherwise fail to perform any of your assigned duties for Borland.

2. Accrued Salary And Paid Time Off. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. To the extent you are entitled to commissions under the Company’s commission plans, the Company will also pay you such amounts pursuant to the terms and conditions set forth in the commission plan(s).

3. Severance. Although the Company has no obligation to do so, if you timely enter into this Agreement and, on or timely after the Separation Date, you sign, date and return to the Company the Separation Date Release attached hereto as Exhibit A, then the Company will provide you with the payments and benefits set forth below as your sole severance benefits (the “Severance Package”):

a. Lump Sum Severance Payment. The Company will pay you, as severance, $150,000 which is equivalent to 26 weeks of your base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings, payable within ten (10) business days after the Effective Date of the Separation Date Release (as defined in Exhibit A).

b. Additional Severance Payment. Under the terms of Borland’s FY2008 Incentive Compensation Program (the “Program”), you are not eligible for any further ICP payments (including payments for the first or second quarter of 2008) because your employment is being terminated prior to the payout date(s).  Nevertheless, your first quarter ICP bonus is guaranteed to payout at 100% of target and, if the bonus for the second quarter of 2008 is funded under the terms of the Program, then, as part of the Severance Package, the Company will make an additional severance payment to you in the amount equal to 100% of the second quarter target bonus.  Both of these amounts will be paid on or around August 22, 2008 through the normal ICP process, will be mailed to your address of record, and will be subject to standard payroll deductions and withholdings.

c. Health Insurance. You will continue to receive health insurance benefits under the Company’s group plans, as currently enrolled, through the last day of the month in which you terminate. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies (collectively, “COBRA”), you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA on or after the Separation Date. If you timely elect continued group health insurance coverage through COBRA, in accordance with your employment agreement, the Company, as part of this Agreement shall pay COBRA premiums necessary to continue in the group plans, as currently enrolled, (medical, dental, vision and employee assistance program) for Employee and his dependents through August 31, 2009, or the date which Employee first becomes enrolled in a new group health insurance program with another employer, whichever first occurs. Employee agrees to promptly notify the Borland Benefits Department by emailing HR.Benefits@borland.com, in the event that he becomes enrolled in a new group health insurance program.

4. Stock Options. Under the terms of your stock option agreement and the applicable plan documents, vesting of your stock options will cease as of the Separation Date. Your right to exercise any vested shares, and all other rights and obligations with respect to your stock options(s), will be as set forth in your stock option agreement, grant notice and applicable plan documents.

5. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not earn or receive any compensation, including without limitation salary, bonus, commissions, or severance, or any benefits before or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested option shares.

6. Expense Reimbursements. You agree that, within ten (10) days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

7. Return of Company Property. On the Separation Date, or earlier if requested by the Company, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have in your possession or control, including, but not limited to, Company products, samples, engineering materials, demo equipment, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers and cellular phone), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). You agree that you will make a diligent search to locate any such documents, property and information on the Separation Date. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, then on the Separation Date, you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you agree to provide the Company access to your system as requested to verify that the necessary copying and/or deletion is done. Your timely compliance with this paragraph is a condition precedent to your receipt of the Severance Package.

8. Proprietary Information Obligations. You acknowledge, reaffirm, and agree to abide by your continuing obligations under your Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B.

9. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement in confidence to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.

10. Nondisparagement. You agree not to disparage the Company, its officers, directors, employees, shareholders, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that you will respond accurately and fully to any question, inquiry or request for information when required by legal process.

11. No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

12. No Voluntary Adverse Action; Cooperation. You agree that you will not voluntarily assist any person in preparing, bringing, or pursuing any litigation, arbitration, administrative claim or other formal proceeding against the Company, its parents, subsidiaries, affiliates, distributors, officers, directors, employees or agents, unless pursuant to subpoena or other compulsion of law. Further, you agree to voluntarily cooperate with the Company if you have knowledge of facts relevant to any threatened or pending claims or litigation against the Company by making yourself reasonably available without further compensation for interviews with the Company’s counsel, for preparing for and providing deposition testimony, and for preparing for and providing trial testimony.

13. Release of Claims. In exchange for the consideration under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the California Labor Code (as amended), the California Fair Employment and Housing Act (as amended) and any other federal, state or local statute or regulation. Notwithstanding the foregoing, you are not hereby releasing the Company from any obligation it may otherwise have to indemnify you for your acts within the course and scope of your employment with the Company, pursuant to the articles and bylaws of the Company, any fully executed written agreement with the Company, or applicable law. Further, notwithstanding the foregoing, nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing or any other state anti-discrimination agency, except that you acknowledge and agree that you shall not recover any monetary benefits in connection with any such claim, charge or proceeding with regard to any claim released herein. You represent that you have no lawsuits, claims or actions pending in your name, or on behalf of any other person or entity, against the Company or any other person or entity subject to the release granted in this paragraph.

14. Section 1542 Waiver. In granting the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

15. Dispute Resolution. To ensure rapid and economical resolution of any disputes regarding this Agreement, the parties hereby agree that any and all claims, disputes or controversies of any nature whatsoever arising out of, or relating to, this Agreement, or its interpretation, enforcement, breach, performance or execution, your employment with the Company, or the termination of such employment, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Jose, CA conducted before a single arbitrator by JAMS, Inc. (“JAMS”) or its successor, under the then applicable JAMS arbitration rules. The parties each acknowledge that by agreeing to this arbitration procedure, they waive the right to resolve any such dispute, claim or demand through a trial by jury or judge or by administrative proceeding. You will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (ii) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator, and not a court, shall also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy, or claim sought to be resolved in accordance with these arbitration procedures. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration.

16. Miscellaneous. This Agreement, including Exhibit A and Exhibit B, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

If this Agreement is acceptable to you, please sign below and return the original to me on or before fourteen (14) calendar days from the date you receive this Agreement. The offer contained in this Agreement will automatically expire if we do not receive the fully executed Agreement from you by the aforementioned date. Do not sign the Separation Date Release attached as Exhibit A until on or within forty-five (45) calendar days after the Separation Date.

Please contact me if you have any questions about this Agreement or the matters discussed herein, including the planned termination of your employment. My work address and phone number are contained above. We look forward to continuing to work with you during the transition period and wish you the best in your future endeavors.

Sincerely,

Borland Software Corporation

By: /s/ Jonathan Schoonmaker
Jonathan Schoonmaker
Senior Vice President, Corporate Services

I have read, understand and agree fully to the foregoing Agreement:

/s/ Dave Packer

Dave Packer

Date: August 15, 2008

Exhibit A – Separation Date Release
Exhibit B – Proprietary Information and Inventions Agreement

Exhibit A

SEPARATION DATE RELEASE

(To be signed on or within forty-five (45) days after the Separation Date.)

In exchange for the Severance Package to be provided to me by Borland Software Corporation (the “Company”) pursuant to the separation agreement between me and the Company dated (the “Agreement”), I hereby provide the following Separation Date Release (the “Release”).

I hereby generally and completely release the Company, its parent, and its and their directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, arising out of or in any way related to events, acts, conduct, or omissions occurring at any time prior to or on the date that I sign this Release. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership or equity interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, I am not releasing the Company hereby from any obligation to indemnify me for my acts within the course and scope of my employment with the Company, pursuant to the articles and bylaws of the Company, any fully executed written agreement with the Company, or applicable law. Further, notwithstanding the foregoing, nothing in this Release shall prevent me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing or any other state anti-discrimination agency, except that I acknowledge and agree that I shall not recover any monetary benefits in connection with any such claim, charge or proceeding with regard to any claim released herein. I represent that I have no lawsuits, claims or actions pending in my name, or on behalf of any other person or entity, against the Company or any other person or entity subject to the release granted in this paragraph.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given for the waiver and release in the preceding paragraph is in addition to anything of value to which I am already entitled. I further acknowledge that I have been advised by this writing that: (1) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (2) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (3) I have forty-five (45) days from the Separation Date to consider this Release (although I may choose voluntarily to sign it earlier); (4) I have seven (7) days following the date I sign this Release to revoke it by providing written notice of revocation to the Senior Vice President of Human Resources; and (5) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth calendar day after the date I sign it, provided that I do not revoke it (the “Effective Date of the Retirement Date Release”).

I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to my release of claims herein, including but not limited to the release of unknown and unsuspected claims.

I hereby acknowledge that, on the Separation Date, the Company provided me with the ADEA Disclosure information required under Title 29 U.S. Code Section 626(f)(1)(H). Furthermore, I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, pursuant to the federal Family and Medical Leave Act, the California Family Rights Act, or otherwise, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

By: /s/ Dave Packer

Dave Packer

Date: 8/15/08

Exhibit B

Proprietary Information and Inventions Agreement

683883 v2/HN